Exhibit 99.1
ENDO REPORTS FIRST-QUARTER 2018 FINANCIAL RESULTS

•	First-quarter 2018 revenues of $701 million

•	First-quarter 2018 Branded Specialty Products revenues increased 7 percent versus first-quarter 2017 to $112 million

•	First-quarter 2018 XIAFLEX® franchise revenues increased 15 percent versus first-quarter 2017 to $57 million

•	First-quarter 2018 Sterile Injectables revenues increased 25 percent versus first-quarter 2017 to $216 million

•	First-quarter 2018 reported (GAAP) net loss of $505 million driven by pre-tax, non-cash asset impairment charges of $448 million

•	First-quarter 2018 adjusted EBITDA of $334 million

•	Company affirms 2018 full-year revenues, adjusted EBITDA and adjusted EPS guidance
DUBLIN, May 8, 2018 -- Endo International plc (NASDAQ: ENDP) today reported first-quarter 2018 financial results, including:

•	Revenues of $701 million, a 32 percent decrease compared to first-quarter 2017 revenues of $1,038 million.

•	Reported net loss from continuing operations of $498 million compared to first-quarter 2017 reported net loss from continuing operations of $165 million.

•	Reported diluted loss per share from continuing operations of $2.23 compared to first-quarter 2017 reported diluted loss per share from continuing operations of $0.74.

•	Adjusted income from continuing operations of $151 million compared to first-quarter 2017 adjusted income from continuing operations of $275 million.

•	Adjusted diluted EPS from continuing operations of $0.67 compared to first-quarter 2017 adjusted diluted EPS from continuing operations of $1.23.

•	Adjusted EBITDA of $334 million compared to first-quarter 2017 adjusted EBITDA of $478 million.
"Endo delivered strong first-quarter operating results in our core focus areas as revenue growth accelerated for both our XIAFLEX® franchise and Sterile Injectable business. We are currently on target to meet the full-year financial guidance we provided earlier this year," said Paul Campanelli, President and CEO of Endo. “Importantly, we continue to execute our multi-year turnaround plan and build our portfolio for the future by advancing our CCH cellulite treatment development program with the initiation of and recruitment for two pivotal Phase 3 trials. In addition, as we recently announced, we expect to significantly enhance our Sterile Injectables pipeline through the acquisition of Somerset Therapeutics."
FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017	Change
Total Revenues	$700,527	$1,037,600	(32)%
Reported Loss from Continuing Operations	$(497,738)	$(165,423)	NM
Reported Diluted Weighted Average Shares	223,521	223,014	—%
Reported Diluted Loss per Share from Continuing Operations	$(2.23)	$(0.74)	NM
Adjusted Income from Continuing Operations	$150,783	$275,245	(45)%
Adjusted Diluted Weighted Average Shares[1]	224,955	223,335	1%
Adjusted Diluted EPS from Continuing Operations	$0.67	$1.23	(46)%
__________

(1)
Diluted per share data is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.

CONSOLIDATED RESULTS
As anticipated, total revenues decreased by 32 percent to $701 million in first-quarter 2018 compared to the same period in 2017. The decline was primarily due to the loss of marketing exclusivity in the first half of 2017 for the first-to-file U.S. Generic Pharmaceuticals products ezetimibe tablets, the generic version of ZETIA®, and quetiapine extended-release (ER) tablets, the generic version of SEROQUEL XR®, both of which launched in fourth-quarter 2016. Also contributing to the decline in total revenues were the annualization of the impact from 2017 competitive entries and product discontinuances in the U.S. Generic Pharmaceuticals segment, the divestitures of the Company's South African and Mexican businesses, Litha and Somar, and the voluntary withdrawal of OPANA® ER.
GAAP net loss from continuing operations in first-quarter 2018 was $498 million compared to GAAP net loss from continuing operations of $165 million during the same period in 2017. This increase was primarily due to an increase of $244 million in pre-tax, non-cash asset impairment charges in first-quarter 2018. GAAP diluted net loss per share from continuing operations for first-quarter 2018 was $2.23, compared to GAAP diluted net loss per share from continuing operations of $0.74 in first-quarter 2017.
Adjusted income from continuing operations in first-quarter 2018 was $151 million compared to $275 million in first-quarter 2017. This decrease resulted primarily from lower revenues of ezetimibe tablets and quetiapine ER tablets, the divestitures of Litha and Somar, the voluntary withdrawal of OPANA® ER and an increase of $12 million in net interest expense. Adjusted diluted EPS from continuing operations in first-quarter 2018 was $0.67 compared to $1.23 in first-quarter 2017.

U.S. BRANDED - SPECIALTY & ESTABLISHED PHARMACEUTICALS
During the first-quarter, Endo advanced its cellulite treatment development program. In February, the Company initiated two Phase 3 clinical trials of collagenase clostridium histolyticum (or “CCH”) for the treatment of cellulite. In April, CCH for the treatment of cellulite was presented during the Hot Topics Symposium, a highlight of The Aesthetics Meeting 2018, the annual meeting of the American Society for Aesthetic Plastic Surgery.
First-quarter 2018 U.S. Branded - Specialty & Established Pharmaceuticals results include:

•	Revenues of $200 million, a 20 percent decrease compared to first-quarter 2017; this decrease was primarily attributable to the voluntary cessation of OPANA® ER shipments in the third-quarter of 2017.

•
Specialty Products revenues increased 7 percent in first-quarter 2018 compared to the same period in 2017, driven by strong performance from XIAFLEX® and other products within our Specialty Products portfolio. Sales of XIAFLEX® increased 15 percent compared to first-quarter 2017; this increase was primarily attributable to volume growth in both Dupuytren’s Contracture and Peyronie’s Disease.

U.S. BRANDED - STERILE INJECTABLES
In April, Endo announced that it entered into definitive agreements to acquire Somerset Therapeutics, LLC, a specialty pharmaceutical company that develops and markets sterile injectable and ophthalmic drugs for the U.S. marketplace, and the business of its affiliate Wintac Limited, which operates as Somerset Therapeutics' contract developer and manufacturer, for approximately $190 million. Somerset Therapeutics' portfolio includes 8 commercial products and a pipeline of more than 40 products, of which over 25 have been filed with the U.S. Food and Drug Administration. In May, the Company launched glycopyrrolate injection, the generic version of ROBINUL®, as Somerset Therapeutics' exclusive distributor.
First-quarter 2018 U.S. Branded - Sterile Injectables results include:

•	Revenues of $216 million, a 25 percent increase compared to first-quarter 2017; this increase was primarily attributable to strong growth of ADRENALIN® and VASOSTRICT®.
U.S. GENERIC PHARMACEUTICALS
During first-quarter 2018, the U.S. Generic Pharmaceuticals segment launched two products and submitted two regulatory filings. In April, the segment launched praziquantel tablets, the first-to-market generic version of BILTRICIDE®.

First-quarter 2018 U.S. Generic Pharmaceuticals results include:

•
Revenues of $249 million, a 55 percent decrease compared to first-quarter 2017; this decline was primarily attributable to the loss of marketing exclusivity in the first half of 2017 for the first-to-file products ezetimibe tablets and quetiapine ER tablets. Also contributing to the decline was the annualization of the impact from 2017 competitive entries and previously announced product discontinuances.

INTERNATIONAL PHARMACEUTICALS
First-quarter 2018 International Pharmaceuticals revenues were $35 million, compared to $65 million in the same period in 2017. The decline is primarily attributable to the sales of Litha and Somar in the second-half of 2017.
2018 FINANCIAL GUIDANCE
For the full twelve months ending December 31, 2018, at current exchange rates, Endo affirms its previously provided guidance on revenue, adjusted diluted EPS from continuing operations and adjusted EBITDA from continuing operations. The Company estimates:

•	Total revenues to be between $2.6 billion and $2.8 billion;

•	Adjusted diluted EPS from continuing operations to be between $2.15 and $2.55; and

•	Adjusted EBITDA from continuing operations to be between $1.2 billion and $1.3 billion.
The Company’s 2018 non-GAAP financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 67.0% to 68.0%;

•	Adjusted operating expenses as a percentage of revenues of approximately 25.5% to 26.5%;

•	Adjusted interest expense of approximately $530 million to $540 million;

•	Adjusted effective tax rate of approximately 11.0% to 12.0%; and

•	Adjusted diluted weighted average shares outstanding of approximately 226 million.
BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of March 31, 2018, the Company had $980 million in unrestricted cash; debt of $8.3 billion; net debt of approximately $7.3 billion and a net debt to adjusted EBITDA ratio of 5.1.
First-quarter 2018 cash provided by operating activities was $49 million, compared to $168 million of net cash provided by operating activities in the comparable 2017 period. The 2017 period included the impact of cash receipts for ezetimibe tablets and quetiapine ER tablets, which did not reoccur during the 2018 period, and higher payments related to U.S. mesh product liability claims.

During first-quarter 2018, the Company recorded pre-tax, non-cash asset impairment charges of $448 million, $391 million of which related to goodwill and $54 million of which related to other intangible assets.
CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release today at 7:30 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 4839597. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from May 8, 2018 at 10:30 a.m. ET until 10:30 a.m. ET on May 11, 2018 by dialing U.S./Canada (855) 859-2056, International (404) 537-3406, and entering the passcode 4839597.
A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total Revenues for the three months ended March 31, 2018 and 2017 (dollars in thousands):

	Three Months Ended March 31,		Percent Growth
	2018	2017
U.S. Branded - Specialty & Established Pharmaceuticals:
Specialty Products:
XIAFLEX®	$57,141	$49,525	15%
SUPPRELIN® LA	20,577	19,181	7%
Other Specialty (1)	34,197	36,028	(5)%
Total Specialty Products	$111,915	$104,734	7%
Established Products:
PERCOCET®	$31,976	$30,945	3%
VOLTAREN® Gel	11,317	14,274	(21)%
OPANA® ER	—	35,718	(100)%
Other Established (2)	45,027	64,488	(30)%
Total Established Products	$88,320	$145,425	(39)%
Total U.S. Branded - Specialty & Established Pharmaceuticals (3)	$200,235	$250,159	(20)%
U.S. Branded - Sterile Injectables:
VASOSTRICT®	$113,725	$99,158	15%
ADRENALIN®	29,740	6,097	NM
Other Sterile Injectables (4)	72,389	66,913	8%
Total U.S. Branded - Sterile Injectables (3)	$215,854	$172,168	25%
Total U.S. Generic Pharmaceuticals	$249,240	$549,815	(55)%
Total International Pharmaceuticals	$35,198	$65,458	(46)%
Total Revenues	$700,527	$1,037,600	(32)%
__________

(1)	Products included within Other Specialty include TESTOPEL®, NASCOBAL® Nasal Spray and AVEED®.

(2)	Products included within Other Established include, but are not limited to, LIDODERM®, TESTIM® and FORTESTA® Gel, including the authorized generics.

(3)
Individual products presented above represent the top two performing products in each product category and/or any product having revenues in excess of $25 million during any quarterly period in 2018 or 2017.

(4)	Products included within Other Sterile Injectables include, but are not limited to, APLISOL®, ephedrine sulfate injection and neostigmine methylsulfate injection.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three months ended March 31, 2018 and 2017 (in thousands, except per share data):

	Three Months Ended March 31,
	2018	2017
TOTAL REVENUES	$700,527	$1,037,600
COSTS AND EXPENSES:
Cost of revenues	403,598	668,962
Selling, general and administrative	166,667	177,240
Research and development	38,646	43,009
Litigation-related and other contingencies, net	(2,500)	936
Asset impairment charges	448,416	203,962
Acquisition-related and integration items	6,835	10,880
OPERATING LOSS FROM CONTINUING OPERATIONS	$(361,135)	$(67,389)
INTEREST EXPENSE, NET	123,990	111,999
OTHER INCOME, NET	(2,878)	(2,037)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(482,247)	$(177,351)
INCOME TAX EXPENSE (BENEFIT)	15,491	(11,928)
LOSS FROM CONTINUING OPERATIONS	$(497,738)	$(165,423)
DISCONTINUED OPERATIONS, NET OF TAX	(7,751)	(8,405)
NET LOSS	$(505,489)	$(173,828)
NET LOSS PER SHARE—BASIC:
Continuing operations	$(2.23)	$(0.74)
Discontinued operations	(0.03)	(0.04)
Basic	$(2.26)	$(0.78)
NET LOSS PER SHARE—DILUTED:
Continuing operations	$(2.23)	$(0.74)
Discontinued operations	(0.03)	(0.04)
Diluted	$(2.26)	$(0.78)
WEIGHTED AVERAGE SHARES:
Basic	223,521	223,014
Diluted	223,521	223,014

The following table presents unaudited Condensed Consolidated Balance Sheet data at March 31, 2018 and December 31, 2017 (in thousands):

	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$980,412	$986,605
Restricted cash and cash equivalents	335,858	320,453
Accounts receivable	460,019	517,436
Inventories, net	376,650	391,437
Other current assets	55,515	55,146
Total current assets	$2,208,454	$2,271,077
TOTAL NON-CURRENT ASSETS	8,725,291	9,364,503
TOTAL ASSETS	$10,933,745	$11,635,580
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$2,052,014	$2,184,618
Other current liabilities	35,585	36,291
Total current liabilities	$2,087,599	$2,220,909
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,237,487	8,242,032
OTHER LIABILITIES	615,752	687,759
SHAREHOLDERS' (DEFICIT) EQUITY	(7,093)	484,880
TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY	$10,933,745	$11,635,580

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the three months ended March 31, 2018 and 2017 (in thousands):

	Three Months Ended March 31,
	2018	2017
OPERATING ACTIVITIES:
Net loss	$(505,489)	$(173,828)
Adjustments to reconcile Net loss to Net cash provided by operating activities:
Depreciation and amortization	191,590	286,855
Asset impairment charges	448,416	203,962
Other, including cash payments to claimants from Qualified Settlement Funds	(85,671)	(149,226)
Net cash provided by operating activities	$48,846	$167,763
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding capitalized interest	$(24,874)	$(27,202)
Proceeds from sale of business and other assets, net	13,350	16,217
Other	(4,073)	—
Net cash used in investing activities	$(15,597)	$(10,985)
FINANCING ACTIVITIES:
Payments on borrowings, net	$(9,821)	$(28,894)
Other	(13,589)	(24,300)
Net cash used in financing activities	$(23,410)	$(53,194)
Effect of foreign exchange rate	(627)	1,483
Movement in cash held for sale	—	(8,553)
NET INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$9,212	$96,514
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,311,014	805,180
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,320,226	$901,694

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of our non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the "Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures" section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the three months ended March 31, 2018 and 2017 (in thousands):

	Three Months Ended March 31,
	2018	2017
Net loss (GAAP)	$(505,489)	$(173,828)
Income tax expense (benefit)	15,491	(11,928)
Interest expense, net	123,990	111,999
Depreciation and amortization (14)	174,458	284,109
EBITDA (non-GAAP)	$(191,550)	$210,352

Inventory step-up and other cost savings (2)	$66	$115
Upfront and milestone-related payments (3)	1,332	3,095
Inventory reserve increase from restructuring (4)	2,388	—
Separation benefits and other restructuring (5)	46,599	22,670
Certain litigation-related and other contingencies, net (6)	(2,500)	936
Asset impairment charges (7)	448,416	203,962
Acquisition-related and integration costs (8)	—	4,696
Fair value of contingent consideration (9)	6,835	6,184
Share-based compensation	17,890	19,493
Other income, net (15)	(2,878)	(2,037)
Other adjustments	(698)	97
Discontinued operations, net of tax (12)	7,751	8,405
Adjusted EBITDA (non-GAAP)	$333,651	$477,968

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of our Loss from continuing operations (GAAP) to our Adjusted income from continuing operations (non-GAAP) for the three months ended March 31, 2018 and 2017 (in thousands):

	Three Months Ended March 31,
	2018	2017
Loss from continuing operations (GAAP)	$(497,738)	$(165,423)
Non-GAAP adjustments:
Amortization of intangible assets (1)	157,172	263,134
Inventory step-up and other cost savings (2)	66	115
Upfront and milestone-related payments (3)	1,332	3,095
Inventory reserve increase from restructuring (4)	2,388	—
Separation benefits and other restructuring (5)	46,599	22,670
Certain litigation-related and other contingencies, net (6)	(2,500)	936
Asset impairment charges (7)	448,416	203,962
Acquisition-related and integration costs (8)	—	4,696
Fair value of contingent consideration (9)	6,835	6,184
Other (10)	(3,254)	(935)
Tax adjustments (11)	(8,533)	(63,189)
Adjusted income from continuing operations (non-GAAP)	$150,783	$275,245

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three months ended March 31, 2018 and 2017 (in thousands, except per share data):

Three Months Ended March 31, 2018
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (13)
Reported (GAAP)	$700,527	$403,598	$296,929	42%	$658,064	94%	$(361,135)	(52)%	$121,112	$(482,247)	$15,491	(3)%	$(497,738)	$(7,751)	$(505,489)	$(2.23)
Items impacting comparability:
Amortization of intangible assets (1)	—	(157,172)	157,172		—		157,172		—	157,172	—		157,172	—	157,172	0.70
Inventory step-up and other cost savings (2)	—	(66)	66		—		66		—	66	—		66	—	66	—
Upfront and milestone-related payments (3)	—	(656)	656		(676)		1,332		—	1,332	—		1,332	—	1,332	0.01
Inventory reserve increase from restructuring (4)	—	(2,388)	2,388		—		2,388		—	2,388	—		2,388	—	2,388	0.01
Separation benefits and other restructuring (5)	—	(27,218)	27,218		(19,381)		46,599		—	46,599	—		46,599	—	46,599	0.21
Certain litigation-related and other contingencies, net (6)	—	—	—		2,500		(2,500)		—	(2,500)	—		(2,500)	—	(2,500)	(0.01)
Asset impairment charges (7)	—	—	—		(448,416)		448,416		—	448,416	—		448,416	—	448,416	2.00
Fair value of contingent consideration (9)	—	—	—		(6,835)		6,835		—	6,835	—		6,835	—	6,835	0.03
Other (10)	—	—	—		630		(630)		2,624	(3,254)	—		(3,254)	—	(3,254)	(0.01)
Tax adjustments (11)	—	—	—		—		—		—	—	8,533		(8,533)	—	(8,533)	(0.04)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	7,751	7,751	—
After considering items (non-GAAP)	$700,527	$216,098	$484,429	69%	$185,886	27%	$298,543	43%	$123,736	$174,807	$24,024	14%	$150,783	$—	$150,783	$0.67

Three Months Ended March 31, 2017
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (13)
Reported (GAAP)	$1,037,600	$668,962	$368,638	36%	$436,027	42%	$(67,389)	(6)%	$109,962	$(177,351)	$(11,928)	7%	$(165,423)	$(8,405)	$(173,828)	$(0.74)
Items impacting comparability:
Amortization of intangible assets (1)	—	(263,134)	263,134		—		263,134		—	263,134	—		263,134	—	263,134	1.18
Inventory step-up and other cost savings (2)	—	(115)	115		—		115		—	115	—		115	—	115	—
Upfront and milestone-related payments (3)	—	(669)	669		(2,426)		3,095		—	3,095	—		3,095	—	3,095	0.01
Separation benefits and other restructuring (5)	—	(1,661)	1,661		(21,009)		22,670		—	22,670	—		22,670	—	22,670	0.10
Certain litigation-related and other contingencies, net (6)	—	—	—		(936)		936		—	936	—		936	—	936	—
Asset impairment charges (7)	—	—	—		(203,962)		203,962		—	203,962	—		203,962	—	203,962	0.91
Acquisition-related and integration costs (8)	—	—	—		(4,696)		4,696		—	4,696	—		4,696	—	4,696	0.02
Fair value of contingent consideration (9)	—	—	—		(6,184)		6,184		—	6,184	—		6,184	—	6,184	0.03
Other (10)	—	—	—		—		—		935	(935)	—		(935)	—	(935)	—
Tax adjustments (11)	—	—	—		—		—		—	—	63,189		(63,189)	—	(63,189)	(0.28)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	8,405	8,405	—
After considering items (non-GAAP)	$1,037,600	$403,383	$634,217	61%	$196,814	19%	$437,403	42%	$110,897	$326,506	$51,261	16%	$275,245	$—	$275,245	$1.23

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the Non-GAAP financial measures for the three months ended March 31, 2018 and 2017 are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following (in thousands):

	Three Months Ended March 31,
	2018	2017
Amortization of intangible assets excluding fair value step-up from contingent consideration	$149,860	$252,889
Amortization of intangible assets related to fair value step-up from contingent consideration	7,312	10,245
Total	$157,172	$263,134

(2)	To exclude adjustments for inventory step-up.

(3)	Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended March 31,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based milestones	$656	$—	$669	$—
Development-based milestones	—	676	—	2,426
Total	$656	$676	$669	$2,426

(4)
To exclude charges reflecting adjustments to excess inventory reserves related to the 2017 U.S. Generic Pharmaceuticals Restructuring Initiative and January 2018 Restructuring Initiative during the three months ended March 31, 2018.

(5)	Adjustments for separation benefits and other restructuring included the following (in thousands):

	Three Months Ended March 31,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$9,785	$15,396	$1,661	$19,127
Accelerated depreciation and product discontinuation charges	17,132	—	—	398
Other	301	3,985	—	1,484
Total	$27,218	$19,381	$1,661	$21,009

(6)	To exclude litigation-related settlement charges, reimbursements and certain settlements proceeds related to suits filed by our subsidiaries.

(7)	Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended March 31,
	2018	2017
Goodwill impairment charges	$391,000	$82,602
Other intangible asset impairment charges	54,200	118,906
Property, plant and equipment impairment charges	3,216	2,454
Total asset impairment charges	$448,416	$203,962

(8)	Adjustments for acquisition and integration items primarily relate to various acquisitions. Amounts included the following (in thousands):

	Three Months Ended March 31,
	2018	2017
Integration costs (primarily third-party consulting fees)	$—	$2,243
Other	—	2,453
Total	$—	$4,696

(9)	To exclude the impact of changes in the fair value of contingent consideration resulting from changes in market conditions impacting the commercial potential of the underlying products.

(10)	Adjustments to other included the following (in thousands):

	Three Months Ended March 31,
	2018		2017
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$(2,514)	$—	$(2,694)
Other miscellaneous	(630)	(110)	—	1,759
Total	$(630)	$(2,624)	$—	$(935)

(11)
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

(12)	To exclude the results of the businesses reported as discontinued operations, net of tax in the Condensed Consolidated Statement of Operations.

(13)	Calculated as Net (loss) income from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended March 31,
	2018	2017
GAAP EPS	223,521	223,014
Non-GAAP EPS	224,955	223,335

(14)
Depreciation and amortization per the Adjusted EBITDA reconciliations do not include certain depreciation amounts reflected in other lines of the reconciliations, including Acquisition-related and integration costs and Separation benefits and other restructuring.

(15)	To exclude Other income, net per the Consolidated Statement of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of our Net loss (GAAP) to our Adjusted EBITDA (non-GAAP) for the twelve months ended March 31, 2018 (in thousands) and the calculation of our Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended March 31, 2018
Net loss (GAAP)	$(2,367,094)
Income tax benefit	(222,874)
Interest expense, net	500,219
Depreciation and amortization (14)	748,055
EBITDA (non-GAAP)	$(1,341,694)

Inventory step-up and other cost savings	$341
Upfront and milestone-related payments	7,720
Inventory reserve increase from restructuring	16,066
Separation benefits and other restructuring	222,699
Certain litigation-related and other contingencies, net	182,554
Asset impairment charges	1,398,830
Acquisition-related and integration costs	3,441
Fair value of contingent consideration	50,600
Loss on extinguishment of debt	51,734
Share-based compensation	48,546
Other income, net	(17,864)
Other adjustments	(1,021)
Discontinued operations, net of tax	802,068
Adjusted EBITDA (non-GAAP)	$1,424,020

Calculation of Net Debt:
Debt	$8,271,692
Cash (excluding Restricted Cash)	980,412
Net Debt (non-GAAP)	$7,291,280

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	5.1

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amount of which could be significant.
See Endo's Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo's non-GAAP financial measures.
About Endo International plc
Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to the statements by Mr. Campanelli, as well as other statements regarding product development, market potential, corporate strategy, optimization efforts and restructurings, timing, closing and expected benefits and value from any acquisition, expected growth and regulatory approvals, together with Endo’s earnings per share from continuing operations amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the timing or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings; timing and uncertainty of any acquisition, including the possibility that various closing conditions may not be satisfied or waived, uncertainty surrounding the successful integration of any acquired business and failure to achieve the expected financial and commercial results from such acquisition; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 484-216-0000.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Nina Goworek, (484) 216-6657
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